Exhibit 99.1

Monotype Announces Fourth Quarter and Full Year 2017 Results

Revenue Exceeds Expectations and EBITDA Grows More Than 40 Percent

Raises 2018 Profit Outlook

WOBURN, Mass.--(BUSINESS WIRE)--February 16, 2018--Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the fourth quarter and full year ended December 31, 2017.

Fourth quarter 2017 highlights

  Revenue for the quarter was a record $65.0 million, an increase of 24% year over year.
  Creative Professional revenue was $38.4 million, up 41% year over year.
  More than 90% of estimated printer revenue now under fixed fee arrangements.
  Net income was $11.9 million. Non-GAAP net adjusted EBITDA was $15.0 million, or 23% of revenue.

Full year 2017 highlights

  Revenue for the year was $235.8 million, an increase of 16% year over year.
  Creative Professional revenue was $130.6 million, up 28% year over year.
  Net income was $11.6 million. Non-GAAP net adjusted EBITDA was $52.0 million, or 22% of revenue.
  Cash and cash equivalents were $82.8 million at December 31, 2017.

“We’re pleased with our strong finish to 2017. We delivered results above the high end of our guidance range, as well as our highest quarterly organic growth rate since Q2 2011, the second highest in Monotype’s history,” said Scott Landers, president and chief executive officer of Monotype. “Our strong performance is a clear validation of our strategy to capitalize on expanded opportunities and deliver enhanced value to customers.”

Tony Callini, executive vice president and chief financial officer of Monotype, said, “We continue to be encouraged by our results, particularly around the conversion of investments into new growth opportunities and expanding margins. Given our momentum and our plans to continue driving efficiency across the organization, we are pleased to raise our 2018 profit outlook, and to tighten our fiscal 2018 revenue range.”

Fourth quarter 2017 operating results
Revenue for the quarter increased 24% to $65.0 million, compared to $52.6 million for the fourth quarter of 2016. Fourth quarter revenue was reduced by a $0.3 million purchase accounting adjustment related to Olapic deferred revenue. Creative Professional revenue was $38.4 million, a 41% increase from the fourth quarter of 2016. OEM revenue was $26.7 million, an increase of 5% from the same period in 2016.

Net income was $11.9 million, compared to $0.5 million in the fourth quarter of 2016. Earnings per diluted share were $0.28, compared to $0.01 in the prior year quarter.

Non-GAAP net income, which excludes the amortization of intangible assets, stock based compensation expense and acquisition-related compensation expense, net of taxes, was $18.0 million, compared to $4.8 million in the fourth quarter of 2016. Non-GAAP earnings per diluted share were $0.45 compared to $0.12 in the prior year period.

The company’s effective tax rate in the quarter was a benefit of (143.7%), which was positively impacted by the recent corporate tax reform legislation.

Non-GAAP net adjusted EBITDA was $15.0 million, or 23% of revenue, compared to $10.6 million in the fourth quarter of 2016. 2017 non-GAAP net adjusted EBITDA includes $3.7 million of non-recurring charges, primarily related to cost reduction initiatives.

Full year 2017 operating results
Revenue for the year was $235.8 million, an increase of 16% compared to $203.4 million for 2016. 2017 GAAP revenue was reduced by a $3.1 million purchase accounting adjustment related to Olapic deferred revenue. Creative Professional revenue was $130.6 million, an increase of 28% year over year. OEM revenue was $105.2 million, up 4% year over year.

Net income for 2017 was $11.6 million, compared to net income of $14.9 million for the prior year. Earnings per diluted share were $0.27, compared to earnings per diluted share of $0.36 in 2016.

Non-GAAP net income, which excludes the amortization of intangible assets, stock based compensation expense, and acquisition-related compensation expense, net of taxes, was $35.4 million, compared to $33.7 million in 2016. Non-GAAP earnings per diluted share were $0.89, compared to $0.85 in 2016.

The company’s 2017 effective tax rate was a benefit of (87.4%), which was positively impacted by the recent corporate tax reform legislation.

Non-GAAP net adjusted EBITDA was $52.0 million, or 22% of revenue, compared to non-GAAP net adjusted EBITDA of $59.8 million in 2016. Included in 2017 non-GAAP net adjusted EBITDA $3.9 million of non-recurring costs.

A reconciliation of GAAP measures to non-GAAP measures for the three and 12 months ended December 31, 2017 and 2016 is provided in the financial tables that accompany this release.

Pro Forma operating results
Pro Forma results assume the company had owned Olapic for the full periods presented, and exclude the impact of purchase accounting related adjustments, as well as transaction costs. This is the last period during which the company will report Pro Forma results.

Pro Forma non-GAAP revenue in the fourth quarter was $65.3 million and Pro Forma non-GAAP net adjusted EBITDA was $15.3 million.

Pro Forma non-GAAP revenue for the full year was $238.9 million and Pro Forma non-GAAP net adjusted EBITDA was $55.1 million, which again includes $3.9 million of non-recurring costs.

Taxes
As a result of the new tax reform, included in Monotype’s Q4 tax provision is a $16.8 million one-time benefit related to the revaluation of deferred tax liabilities based on the new corporate income tax rates. This benefit is partially offset by a $5.6 million charge related to new limitations in how the company can utilize its foreign tax credits.

Cash and cash flow
Monotype had cash and cash equivalents of $82.8 million as of December 31, 2017, compared to $79.5 million as of September 30, 2017 and $91.4 million as of December 31, 2016. The company generated $12.1 million of cash from operations in the fourth quarter of 2017 and $32.9 million for the full year 2017. During the fourth quarter of 2017, the company repaid $3.0 million on its outstanding revolving line of credit.

In the fourth quarter, Monotype repurchased 24,000 shares of common stock on the open market at prevailing market prices for a total consideration of approximately $500,000 as part of the stock repurchase program announced in August 2016, which expired on December 31, 2017. For the full period of the authorization, the company repurchased approximately 650,000 shares on the open market at prevailing market prices for a total consideration of approximately $12.6 million.

Capital allocation priorities
“We remain committed to returning capital to our shareholders, as evidenced by our history and practice of share repurchase and quarterly dividends, which has totaled about $135 million over the last five years,” said Tony Callini. “At the same time, we balance this with our regular evaluations of a variety of capital allocation alternatives, including dividends, stock repurchase, debt repayment, re-investment in the company, and M&A activities. We will continue to deploy our capital in ways that we believe will result in the best return on investment and creation of long-term value for our shareholders.”

Monotype’s most recent dividend payment of $0.113 per share was paid on January 22, 2018, to shareholders of record as of the close of business on January 2, 2018. The Board has approved a 3% increase to the company’s quarterly dividend payment. As a result, a dividend of $0.116 cents per share will be paid on April 20, 2018, to shareholders of record as of the close of business on April 2, 2018. The total dividend payments for 2017 were $18.8 million.

Financial outlook
Monotype expects several items to have a material impact on Monotype’s 2018 financial performance. First, the company adopted the new revenue recognition rules at the beginning of the year, which will result in a one-time reduction of deferred revenue and backlog at the end of 2017, as well as changes in seasonality for certain royalty-based revenue streams. Second, due to the new corporate tax reform, Monotype currently expects its effective tax rate to be 38% in 2018.

Taking into consideration those items, Monotype has raised its first quarter 2018 profit outlook and tightened its revenue range for the full year 2018. The company’s first quarter and full year financial guidance are set forth in the following tables:

(in $ millions, except for per share data)	Q1 2018*	Full Year 2018*
Revenue	$53.0 – $57.0	$243.0 – $251.0
Non-GAAP net adjusted EBITDA	$9.0 – $12.0	$59.5 – $66.5
Operating expenses	$43.0 – $46.0	$174.0 – $177.0
GAAP earnings per diluted share	($0.03) – $0.02	$0.25 – $0.36
Non-GAAP earnings per diluted share	$0.10 – $0.15	$0.76 – $0.87

*2018 guidance excludes the impact of advisor fees related to investor relations and a one-time royalty charge associated with the adoption of new revenue recognition guidelines (ASC 606).

Conference call details
Monotype will host a conference call on Friday, Feb. 16, 2018, at 8:30 a.m. EST to discuss the company’s fourth quarter and full year 2017 results and business outlook for 2018. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the Company section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing (855) 312-5713 (domestic) or (703) 925-2611 (international) using passcode 5675827. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-Looking Statements
This release may contain forward-looking statements including those related to future revenues and operating results, the financial impact of the Olapic acquisition, the growth of the company’s business, the impact of the company’s revenue recognition policy, the impact of federal tax reform legislation, the execution of the company’s capital allocation and funding strategies and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt its products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the company’s integration of the Olapic acquisition and the 2017 restructuring of the Olapic business; risks associated with the company’s ability to expand products and services offered through acquired companies; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings. The forward-looking financial information set forth in this release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

Important Stockholder Information
The company plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement in connection with the company’s 2018 Annual Meeting of Stockholders. The proxy statement will contain important information about the company, the 2018 Annual Meeting of Stockholders and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the matters to be considered at the company’s 2018 Annual Meeting. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the company with the Securities and Exchange Commission, may be obtained by investors and stockholders free of charge on the Securities and Exchange Commission's web site at www.sec.gov. Copies will also be available at no charge on the company's website at www.monotype.com.

About Monotype
Monotype provides the design assets, technology and expertise that help create beautiful, authentic and impactful brands that customers will engage with and value, wherever they experience the brand, now and in the future. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn. Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2018 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED AND CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$82,822	$91,434
Restricted cash	11,987	—
Accounts receivable, net of allowance for doubtful accounts	34,461	26,549
Income tax refunds receivable	1,204	2,967
Prepaid expenses and other current assets	5,714	4,631

Total current assets	136,188	125,581
Property and equipment, net	16,763	14,166
Goodwill	279,131	273,489
Intangible assets, net	84,856	90,717
Restricted cash	6,000	17,992
Other assets	3,112	3,075

Total assets	$526,050	$525,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,467	$2,170
Accrued expenses and other current liabilities	43,096	28,762
Accrued income taxes payable	522	1,473
Deferred revenue	15,102	16,081

Total current liabilities	60,187	48,486
Revolving line of credit	93,000	105,000
Other long-term liabilities	6,428	11,753
Deferred income taxes	28,004	37,780
Reserve for income taxes	2,783	2,727
Accrued pension benefits	6,280	5,296
Stockholders’ equity:
Common stock	44	43
Additional paid-in capital	298,113	274,946
Treasury stock, at cost	(64,083)	(56,232)
Retained earnings	97,815	105,718
Accumulated other comprehensive loss	(2,521)	(10,497)

Total stockholders’ equity	329,368	313,978

Total liabilities and stockholders’ equity	$526,050	$525,020

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$65,016	$52,637	$235,789	$203,441
Costs and expenses:
Cost of revenue	10,123	8,463	38,761	32,904
Cost of revenue—amortization of acquired technology	885	1,083	3,529	4,672

Total cost of revenue	11,008	9,546	42,290	37,576

Gross profit	54,008	43,091	193,499	165,865
Operating expenses:
Marketing and selling	25,091	19,298	91,508	64,571
Research and development	9,885	7,807	37,663	28,915
General and administrative	12,525	13,755	46,557	42,595
Amortization of other intangible assets	1,016	975	4,067	3,393

Total operating expenses	48,517	41,835	179,795	139,474

Income from operations	5,491	1,256	13,704	26,391
Other (income) expense:
Interest expense, net	666	678	2,722	1,227
Other (income) expense, net	(45)	(514)	4,813	(35)

Total other expense	621	164	7,535	1,192

Income before income taxes	4,870	1,092	6,169	25,199
(Benefit from) provision for income taxes	(7,000)	642	(5,391)	10,313

Net income	$11,870	$450	$11,560	$14,886

Net income available to common shareholders—basic	$11,304	$455	$10,615	$14,395

Net income available to common shareholders—diluted	$11,306	$450	$10,615	$14,394

Net income per common share:
Basic	$0.28	$0.01	$0.27	$0.37

Diluted	$0.28	$0.01	$0.27	$0.36

Weighted-average number of shares:
Basic	39,746,203	39,576,243	39,619,133	39,405,700
Diluted	39,988,868	40,059,101	39,858,248	39,731,923
Dividends declared per common share	$0.113	$0.110	$0.449	$0.440

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP REVENUE TO PRO FORMA NON-GAAP REVENUE

	Three Months Ended December 31, 2017
	Monotype	Olapic	Combined
GAAP revenue	$59,113	$5,903	$65,016
Pre-acquisition revenue(1)	—	—	—
Deferred revenue impairment	—	297	297

Pro Forma non-GAAP revenue	$59,113	$6,200	$65,313

(1) Pro Forma non-GAAP revenue has no pre-acquisition revenue adjustments in the three months ended December 31, 2017. We acquired Olapic on August 9, 2016.

	Year Ended December 31, 2017
	Monotype	Olapic	Combined
GAAP revenue	$216,428	$19,361	$235,789
Pre-acquisition revenue(1)	—	—	—
Deferred revenue impairment	—	3,125	3,125

Pro Forma non-GAAP revenue	$216,428	$22,486	$238,914

(1) Pro Forma non-GAAP revenue has no pre-acquisition revenue adjustments in the year ended December 31, 2017. We acquired Olapic on August 9, 2016.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net income	$11,870	$450	$11,560	$14,886
Interest expense, net	666	678	2,722	1,227
Other (income) expense, net	(45)	(514)	4,813	(35)
(Benefit from) provision for income taxes	(7,000)	642	(5,391)	10,313

Income from operations	5,491	1,256	13,704	26,391
Depreciation and amortization	3,126	3,165	12,397	12,279
Stock based compensation	4,826	4,566	20,120	17,271
Acquisition-related compensation(1)	1,518	1,636	5,739	3,869

Net adjusted EBITDA	$14,961	$10,623	$51,960	$59,810

(1) For the three months ended December 31, 2017 and 2016, the amount includes $0.6 million and $0.7 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and $0.9 million and $0.9 million, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition. For the years ended December 31, 2017 and 2016, the amount includes $2.2 million and $2.5 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and $3.5 million and $1.4 million, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share amounts)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2016
GAAP net income	$11,870	$450	$14,886
Amortization, net of tax of $701, $1,210 and $3,299, respectively	1,200	848	4,766
Stock based compensation, net of tax of $1,400, $2,685 and $7,064, respectively	3,426	1,881	10,207
Acquisition-related compensation, net of tax of $0, $0 and $0, respectively(1)	1,518	1,636	3,869

Non-GAAP net income	$18,014	$4,815	$33,728

(1) For the three months ended December 31, 2017 and 2016, the amount includes $0.6 million and $0.7 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and $0.9 million and $0.9 million, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition. For the year ended December 31, 2016, the amount includes $2.5 million of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and $1.4 million of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition.

Year Ended December 31,
2017
GAAP net income	$11,560
Less: net income attributable to participating securities	945

GAAP net income available to common shareholders	10,615
Amortization, net of tax of $2,803	4,793
Stock based compensation, net of tax of $5,837	14,283
Acquisition-related compensation, net of tax of $0(1)	5,739

Non-GAAP net income	$35,430

(1) For the year ended December 31, 2017, the amount includes $2.2 million of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and $3.5 million of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition.

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net income per diluted share	$0.28	$0.01	$0.27	$0.36
Amortization, net of tax of $0.02, $0.03, $0.07 and $0.08, respectively	0.03	0.02	0.12	0.12
Stock based compensation, net of tax of $0.04, $0.07, $0.15 and $0.18, respectively	0.10	0.05	0.36	0.27
Acquisition-related compensation, net of tax of $0.00, $0.00, $0.00 and $0.00, respectively(1)	0.04	0.04	0.14	0.10

Non-GAAP earnings per diluted share	$0.45	$0.12	$0.89	$0.85

(1) For the three months ended December 31, 2017 and 2016, the amount includes $0.6 million, or $0.02 per share, and $0.7 million, or $0.02 per share, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and $0.9 million, or $0.02 per share and $0.9 million, or $0.02 per share respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition. For the years ended December 31, 2017 and 2016, the amount includes $2.2 million, or $0.05 per share, and $2.5 million, or $0.06 per share, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and $3.5 million, or $0.09 per share, and $1.4 million, or $0.04 per share, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31, 2017
	Monotype	Olapic	Combined
GAAP net income (loss)	$ 15,861	$ (3,991)	$11,870
Interest expense, net	666	—	666
Other (income) expense, net	(1,119)	1,074	(45)
(Benefit from) provision for income taxes	(2,472)	(4,528)	(7,000)

Income (loss) from operations	12,936	(7,445)	5,491
Pre-acquisition net adjusted EBITDA(1)	—	—	—
Deferred revenue impairment(2)	—	297	297
Depreciation and amortization	2,366	760	3,126
Stock based compensation	3,957	869	4,826
Acquisition-related compensation(3)	643	875	1,518
Transaction costs(4)	—	—	—

Pro Forma non-GAAP net adjusted EBITDA	$ 19,902	$ (4,644)	$15,258

(1) Pro Forma non-GAAP net adjusted EBITDA has no pre-acquisition non-GAAP net adjusted EBITDA adjustments in the three months ended December 31, 2017. We acquired Olapic on August 9, 2016.
(2) Pro Forma non-GAAP net adjusted EBITDA includes $0, $0.3 million and $0.3 million, respectively, to add back the estimated purchase accounting adjustment for the impairment of deferred revenue.
(3) Acquisition-related compensation includes $0.6 million, $0.9 million and $1.5 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition.
(4) In the three months ended December 31, 2017, the Company did not incur any transaction expenses for the Olapic acquisition. Consequently, there is no adjustment to Pro Forma non-GAAP net adjusted EBITDA for these type of costs.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO PRO FORMA NON-GAAP NET ADJUSTED EBITDA

	Year Ended December 31, 2017
	Monotype	Olapic	Combined
GAAP net income (loss)	$39,915	$(28,355)	$11,560
Interest expense, net	2,722	—	2,722
Other expense, net	3,192	1,621	4,813
(Benefit from) provision for income taxes	(599)	(4,792)	(5,391)

Income (loss) from operations	45,230	(31,526)	13,704
Pre-acquisition net adjusted EBITDA(1)	—	—	—
Deferred revenue impairment(2)	—	3,125	3,125
Depreciation and amortization	9,383	3,014	12,397
Stock based compensation	16,395	3,725	20,120
Acquisition-related compensation(3)	2,239	3,500	5,739
Transaction costs(4)	—	—	—

Pro Forma non-GAAP net adjusted EBITDA	$73,247	$(18,162)	$55,085

(1) Pro Forma non-GAAP net adjusted EBITDA has no pre-acquisition non-GAAP net adjusted EBITDA adjustments in the year ended December 31, 2017. We acquired Olapic on August 9, 2016.
(2) Pro Forma non-GAAP net adjusted EBITDA includes $0, $3.1 million and $3.1 million, respectively, to add back the estimated purchase accounting adjustment for the impairment of deferred revenue.
(3) Acquisition-related compensation includes $2.2 million, $3.5 million and $5.7 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement and expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition.
(4) In the year ended December 31, 2017, the Company did not incur any transaction expenses for the Olapic acquisition. Consequently, there is no adjustment to Pro Forma non-GAAP net adjusted EBITDA for these type of costs.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)
OTHER INFORMATION Stock based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Marketing and selling	$2,205	$2,028	$9,553	$7,377
Research and development	1,079	1,218	4,306	4,087
General and administrative	1,542	1,320	6,261	5,807

Total expensed	$4,826	$4,566	$20,120	$17,271
Property and equipment	50	—	147	—

Total stock based compensation	$4,876	$4,566	$20,267	$17,271

MARKET INFORMATION The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Creative Professional	$38,361	$27,211	$130,595	$102,381
OEM	26,655	25,426	105,194	101,060

Total	$65,016	$52,637	$235,789	$203,441

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET INCOME RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q1 2018*	Q1 2018*
GAAP net income (loss)	$(1,200)	$700
Amortization, net of tax of $700 and $700, respectively	1,250	1,250
Stock based compensation, net of tax of $1,800 and $1,800, respectively	2,900	2,900
Acquisition-related adjustment, net of tax of $0 and $0, respectively	1,200	1,200

Non-GAAP net income	$4,150	$6,050

GAAP earnings (loss) per diluted share	$(0.03)	$0.02
Amortization, net of tax of $0.02 and $0.02, respectively	0.03	0.03
Stock based compensation, net of tax of $0.04 and $0.04, respectively	0.07	0.07
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively	0.03	0.03

Non-GAAP earnings per diluted share	$0.10	$0.15

Weighted average diluted shares used to compute earnings per share	40,200,000	40,200,000
Assumes 38% effective tax rate.
	Low End of Guidance	High End of Guidance
	2018*	2018*
GAAP net income	$10,200	$14,600
Amortization, net of tax of $2,800 and $2,800, respectively	4,700	4,700
Stock based compensation, net of tax of $7,300 and $7,300, respectively	11,900	11,900
Acquisition-related adjustment, net of tax of $0 and $0, respectively	4,000	4,000

Non-GAAP net income	30,800	35,200

GAAP earnings per diluted share	$0.25	$0.36
Amortization, net of tax of $0.07 and $0.07, respectively	0.12	0.12
Stock based compensation, net of tax of $0.18 and $0.18, respectively	0.29	0.29
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively	0.10	0.10

Non-GAAP earnings per diluted share	$0.76	$0.87

Weighted average diluted shares used to compute earnings per share	40,600,000	40,600,000
Assumes 38% effective tax rate.

*2018 guidance excludes the impact of advisor fees related to investor relations and a one-time royalty charge associated with the adoption of new revenue recognition guidelines (ASC 606).

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2018*	Q1 2018*
GAAP net income (loss)	$(1,200)	$700
Interest expense,net	1,100	1,100
Other (income) expense, net	500	500
(Benefit from) provision for income taxes	(700)	400

(Loss) income from operations	(300)	2,700
Depreciation and amortization	3,400	3,400
Stock based compensation	4,700	4,700
Acquisition-related compensation	1,200	1,200

Non-GAAP net adjusted EBITDA	$9,000	$12,000

	Low End of Guidance	High End of Guidance
	2018*	2018*
GAAP net income	$10,200	$14,600
Interest, net	4,300	4,300
Other expense, net	2,000	2,000
Provision for income taxes	6,300	8,900

Income from operations	22,800	29,800
Depreciation and amortization	13,500	13,500
Stock based compensation	19,200	19,200
Acquisition-related compensation	4,000	4,000

Non-GAAP net adjusted EBITDA	$59,500	$66,500

*2018 guidance excludes the impact of advisor fees related to investor relations and a one-time royalty charge associated with the adoption of new revenue recognition guidelines (ASC 606).

CONTACT:
Investor Relations:
Monotype
Chris Brooks, 781-970-6120
ir@monotype.com